1
EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We

hereby consent

to the incorporation

by reference

in the Registration

Statements on

Form S-3 (Nos.

333-280524
and

333-280038)

and

Form

S-8

(Nos.

333-290535,

333-238205,

333-153044,

333-128909

and

333-229711)

of
Popular,

Inc. of

our report

dated March

2, 2026

relating to

the financial

statements and

the effectiveness

of internal
control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 2, 2026